UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2017

Pinnacle Financial Partners, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 3rd Avenue South, Suite 900

Nashville, TN 37201

(Address of principal executive offices)

(615) 744-3700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 16, 2017, pursuant to the Agreement and Plan of Merger, dated as of January 22, 2017 (the “Merger Agreement”), by and among Pinnacle Financial Partners, Inc. (the “Company”), BNC Bancorp (“BNC”) and Blue Merger Sub, Inc., a direct, wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into BNC (the “Merger”), with BNC surviving the Merger (the “Surviving Company”). Immediately following the Merger and as a part of a single integrated transaction, the Company caused the Surviving Company to be merged with and into the Company (the “Second Step Merger” and together with the Merger, the “Mergers”), with the Company as the surviving entity. Immediately following the Second Step Merger, Bank of North Carolina, a North Carolina state bank and a wholly owned subsidiary of BNC, merged with and into Pinnacle Bank (the “Bank Merger”).

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), outstanding shares of common stock, no par value, of BNC (“BNC Common Stock”), together with shares of restricted stock issued prior to December 31, 2016, were converted into the right to receive 0.5235 shares (the “Exchange Ratio”) of the Company’s common stock, $1.00 par value per share (“Company Common Stock”), with cash paid in lieu of issuing fractional shares of Company Common Stock. As a result of the Merger, the Company will deliver approximately 27.6 million shares of Company Common Stock to former holders of BNC Common Stock. At the Effective Time, each outstanding option to purchase shares of BNC Common Stock that was not vested was accelerated and each option that was not exercised was cancelled and the holders of any such options will receive an amount in cash equal to the product of (x) the excess, if any, of the average closing prices of Company Common Stock for the ten (10) trading days ending on the trading day immediately preceding the closing date of the Merger (adjusted for the Exchange Ratio), over the exercise price of each such option and (y) the number of shares of BNC Common Stock subject to each such option.

In addition, at the Effective Time, each outstanding BNC restricted stock award granted on or after December 31, 2016 was converted into a restricted stock award (a “Replacement Award”) relating to shares of Company Common Stock, with the same terms and conditions as were applicable under such award, and relating to the number of shares of Company Common Stock, determined by multiplying (i) the number of shares of BNC Common Stock subject to such BNC restricted stock award immediately prior to the Effective Time by (ii) the Exchange Ratio.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

BNC Subordinated Notes

Prior to the consummation of the Mergers, BNC had outstanding $60.0 million 5.5% Fixed to Floating Rate Subordinated Notes due October 1, 2024 (the “Subordinated Notes”). The Subordinated Notes were originally issued pursuant to a Subordinated Indenture, dated as of September 30, 2014 (the “Base Indenture”), between BNC and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 30, 2014 (the “First Supplemental Indenture”), between BNC and the Trustee. On June 16, 2017, in connection with the consummation of the Mergers, the Company assumed BNC’s obligations under the Subordinated Note pursuant to that certain Second Supplemental Indenture, dated as of June 16, 2017 (the “Second Supplemental Indenture”), between the Company and the Trustee.

The Subordinated Notes accrue interest at a fixed rate per annum equal to 5.5% for the first five years. From and including October 1, 2019 to the maturity date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR plus 359 basis points. Interest on the Subordinated Notes is payable semi-annually in arrears on October 1 and April 1 of each year through October 1, 2019, and thereafter quarterly in arrears on January 1, April 1, July 1 and October 1 of each year through the maturity date or earlier redemption date. The Subordinated Notes mature on October 1, 2024.

The Company may, at its option, beginning with the interest payment date of October 1, 2019, and on any interest payment date thereafter, redeem the Subordinated Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Subordinated Notes to be redeemed plus accrued and unpaid interest to the date of redemption. Any partial redemption will be made pro rata among all holders of the Subordinated Notes. The Subordinated Notes are not subject to repayment at the option of the holders.

The foregoing description of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Subordinated Notes are each qualified in their entirety by reference to the form of Base Indenture, the form of Supplemental Indenture, the Second Supplemental Indenture and the form of the Subordinated Notes, copies of which are incorporated herein by reference and, in the case of the Second Supplemental Indenture, filed herewith, as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

Valley Subordinated Note

Upon consummation of the Mergers, the Company assumed a junior subordinated note previously assumed by BNC in connection with its acquisition of Valley Financial Corporation with an outstanding balance of $10.6 million at March 31, 2017. The junior subordinated note bears interest at a variable rate of 30-day LIBOR plus 5.00% per annum, with a floor of 5.50% and a cap of 9.50%, and has a maturity date of October 15, 2023. The interest rate for the subordinated note was 5.78% at March 31, 2017.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, upon the recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Board”), the Board approved the election, effective as of immediately following the Effective Time, of each of Abney S. Boxley, III, Richard D. Callicutt II, Thomas R. Sloan and G. Kennedy Thompson, each a member of BNC’s board of directors prior to the consummation of the Merger, to the Board. The Board appointed Mr. Boxley to the Nominating and Corporate Governance and Community Affairs Committees of the Board, Mr. Callicutt to the Executive and Community Affairs Committees of the Board, Mr. Sloan to the Audit and Trust Committees of the Board and Mr. Thompson to the Audit and Human Resources and Compensation Committees of the Board, in each case effective as of the date of their election to the Board.

None of Messrs. Boxley, Callicutt, Sloan and Thompson is a party to any arrangement or understanding with any person pursuant to which he was selected as a member of the Board, except that the election of Mr. Callicutt was required by the Merger Agreement. None of Messrs. Boxley, Callicutt, Sloan and Thompson is a party to any transaction, or series of transactions, with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Boxley, Sloan and Thompson will each receive a grant of $38,960 worth of shares of restricted Company Common Stock (with the number of shares based on the closing price of the Company Common Stock on June 16, 2017) in connection with their election to the Board, and will be paid a pro rata portion of director retainer fees from the date of their election to the Board through February 28, 2018 as well as board and committee meeting attendance fees, in each case as described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 9, 2017. Thereafter, each will be compensated in accordance with the compensation program applicable to all of the Company’s non-employee directors. Since Mr. Callicutt is an employee of the Company, he did not receive a grant of shares of restricted stock in connection with his election to the Board, and will not receive any compensation for his service on the Board for so long as he remains an employee of the Company and Pinnacle Bank.

On June 16, 2017, in connection with the consummation of the Mergers, the Employment Agreement (the “Employment Agreement”) entered into by the Company and Pinnacle Bank, the Company’s wholly owned bank subsidiary, with Mr. Callicutt, who previously served as the president and chief executive officer of BNC, became effective. Mr. Callicutt will initially serve, pursuant to the Employment Agreement, as Pinnacle Bank’s Chairman of the Carolinas and Virginia.

The Employment Agreement provides for an initial three-year term that automatically renews for successive one-year terms thereafter unless terminated in advance of any such renewal by the Company or Mr. Callicutt. Pursuant to the terms of the Employment Agreement, Mr. Callicutt will receive an initial base salary of $630,000 per year and will be eligible to receive an annual bonus as determined by the Human Resources and Compensation Committee of the Board, provided that his target annual bonus opportunity may not be less than 75% of his base salary.

In settlement of Mr. Callicutt’s benefits under his employment agreement with BNC, he has been paid by BNC an initial cash payment of $1,996,667 prior to the closing of the Mergers and, upon his termination of employment from the Company and Pinnacle Bank, the Company and Pinnacle Bank are obligated under the terms of the Employment Agreement to pay Mr. Callicutt an additional cash payment of $763,333, which would either be paid in a lump sum (if the termination of employment occurred within two years following June 16, 2017) or in ten monthly installments (if the termination of employment occurred later).

Pursuant to the terms of the Employment Agreement, if Mr. Callicutt’s employment were terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Callicutt for cause (as defined in the Employment Agreement) during the term of the Employment Agreement (and not within 12 months following a change in control (as defined in the Employment Agreement) of the Company), he would be entitled to severance benefits in the form of (a) base salary continuation for three years following termination (in the event of termination by the Company without cause) or two years following termination (in the event of termination by Mr. Callicutt for cause), (b) reimbursement of health insurance premiums for himself and his immediate family for 12 months following termination (in the event of termination by the Company without cause) or three months following termination (in the event of termination by Mr. Callicutt for cause) and (c) vesting of any unvested Replacement Award granted to Mr. Callicutt.

If Mr. Callicutt’s employment were terminated by the Company without cause or by Mr. Callicutt for cause during the term of the Employment Agreement and within 12 months following a change in control of the Company, he would be entitled to severance benefits, in lieu of those described in the immediately preceding paragraph, in the form of (a) a lump sum severance payment on the last day of the month following the month of termination equal to the product of (i) three multiplied by (ii) his base salary and target annual bonus, (b) health insurance benefits for himself and his immediate family for three years following termination, (c) vesting of any unvested Replacement Award granted to Mr. Callicutt and (d) tax assistance of up to $2,500 annually for three years following termination.

The Employment Agreement provides that, if the compensation and benefits payable thereunder would be subject to Section 280G of the Internal Revenue Code, such amounts would be reduced to the extent such reduction would put Mr. Callicutt in a better after-tax position.

The Employment Agreement contains noncompetition and nonsolicitation of clients or employees covenants that apply for three years following Mr. Callicutt’s termination of employment and incorporates the covenants concerning noncompetition and nonsolicitation of clients or employees from Mr. Callicutt’s employment agreement with BNC, which apply for three years following his termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On December 31, 2016, Mr. Callicutt received a grant of 200,000 shares of restricted BNC Common Stock. As discussed above in Item 2.01 of this Current Report on Form 8-K, at the Effective Time, Mr. Callicutt received a Replacement Award relating to 69,102 shares of Company Common Stock (determined by multiplying (i) the number of shares of BNC common stock subject to such BNC restricted stock award by (ii) the Exchange Ratio), which award has the same terms and conditions as were applicable under the award for which Mr. Callicutt’s Replacement Award was issued. Mr. Callicutt’s Replacement Award vests in one-third pro rata increments on October 1 of each of 2017, 2018 and 2019, unless accelerated in accordance with its terms or the terms of Mr. Callicutt’s Employment Agreement.

In addition, in connection with his employment with the Company and Pinnacle Bank, the Company assumed the Salary Continuation Agreement dated as of December 12, 2016, between Mr. Callicutt and Bank of North Carolina (the “Salary Continuation Agreement”), and the benefits and obligations thereunder. Mr. Callicutt was fully vested in his benefit under the Salary Continuation Agreement upon consummation of the Merger. Under the Salary Continuation Agreement, upon his attainment of the age of 65, Mr. Callicutt will receive $325,000 annually, payable in equal monthly installments. This benefit is payable for life and will increase by 1.50% annually. The foregoing description of the Salary Continuation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Salary Continuation Agreement, which is incorporated herein by reference as Exhibit 10.2.

Upon consummation of the Mergers, the Company assumed and amended and restated the BNC Bancorp 2013 Omnibus Stock Incentive Plan (as amended and restated, the “Amended and Restated BNC Incentive Plan”), which provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other stock-based awards or any combination of those awards. An aggregate of 305,531 shares of Company Common Stock, after giving effect to the Exchange Ratio, are available for issuance under the Amended and Restated BNC Incentive Plan, 137,517 of which are initially reserved for issuance in connection with the Replacement Awards. The foregoing description of the Amended and Restated BNC Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated BNC Incentive Plan, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business to be Acquired.

Interim unaudited financial statements of BNC as of and for the three months ended March 31, 2017 and March 31, 2016 and the notes related thereto are incorporated herein by reference to BNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed with the Securities and Exchange Commission on May 8, 2017.

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements of the Company for the year ended December 31, 2016, for the quarter ended March 31, 2017 and as of March 31, 2017 and the notes related thereto are filed as Exhibit 99.1 hereto.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2017, by and among Pinnacle Financial Partners, Inc., BNC Bancorp and Blue Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2017).*

4.1	Form of Subordinated Indenture, dated as of September 30, 2014, between BNC Bancorp and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to BNC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2014).

4.2	Form of First Supplemental Indenture, dated as of September 30, 2014, between BNC Bancorp and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to BNC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2014).

4.3	BNC Bancorp Second Supplemental Indenture, dated as of June 16, 2017, between Pinnacle Financial Partners, Inc. and Wilmington Trust, National Association, as Trustee.

4.4	Form of Global Note to represent 5.5% Subordinated Notes, due October 1, 2024, of BNC Bancorp (incorporated herein by reference to Exhibit 4.3 to BNC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2014).

10.1	Employment Agreement, effective June 16, 2017, by and among Pinnacle Financial Partners, Inc., Pinnacle Bank, and Richard D. Callicutt II.

10.2	Salary Continuation Agreement dated as of December 12, 2016, between Richard D. Callicutt II and Bank of North Carolina (incorporated herein by reference to Exhibit 10.1 to BNC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2017).

10.3	BNC Bancorp 2013 Amended and Restated Omnibus Stock Incentive Plan.

99.1	Unaudited pro forma condensed combined financial statements of Pinnacle Financial Partners, Inc. for the year ended December 31, 2016, for the quarter ended March 31, 2017 and as of March 31, 2017, and the notes related thereto.

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer

Date:   June 16, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2017, by and among Pinnacle Financial Partners, Inc., BNC Bancorp and Blue Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2017).*

4.1	Form of Subordinated Indenture, dated as of September 30, 2014, between BNC Bancorp and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to BNC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2014).

4.2	Form of First Supplemental Indenture, dated as of September 30, 2014, between BNC Bancorp and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to BNC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2014).

4.3	BNC Bancorp Second Supplemental Indenture, dated as of June 16, 2017, between Pinnacle Financial Partners, Inc. and Wilmington Trust, National Association, as Trustee.

4.4	Form of Global Note to represent 5.5% Subordinated Notes, due October 1, 2024, of BNC Bancorp (incorporated herein by reference to Exhibit 4.3 to BNC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2014).

10.1	Employment Agreement, effective June 16, 2017, by and among Pinnacle Financial Partners, Inc., Pinnacle Bank, and Richard D. Callicutt II.

10.2	Salary Continuation Agreement dated as of December 12, 2016, between Richard D. Callicutt II and Bank of North Carolina (incorporated herein by reference to Exhibit 10.1 to BNC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2017).

10.3	BNC Bancorp 2013 Amended and Restated Omnibus Stock Incentive Plan.

99.1	Unaudited pro forma condensed combined financial statements of Pinnacle Financial Partners, Inc. for the year ended December 31, 2016, for the quarter ended March 31, 2017 and as of March 31, 2017, and the notes related thereto.

*	The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.